FOR MORE INFORMATION, PLEASE CONTACT

Elite Financial Communications Group, LLC

Dodi Handy, President and CEO (Twitter: dodihandy)

Kathy Addison, Directors of Elite Media Group (Twitter: kathyaddison)

407-585-1080 or via email at SECX@efcg.net

Exhibit 99.1

SED INTERNATIONAL HOLDINGS EXPANDS BOARD WITH APPOINTMENT OF PRESIDENT AND CEO JONATHAN ELSTER AS NEW DIRECTOR

Board of Directors Also Extends Stock Repurchase Plan and

Increases Buyback Allowance with Additional $50,000

TUCKER, GA – (PR NEWSWIRE) – February 12, 2010 –SED International Holdings, Inc. (OTCBB:SECX), a multinational supply chain management provider and distributor of leading computer technology, wireless communications, consumer electronics and small appliances, today announced that, by a unanimous vote of the Board, the Company’s President and Chief Executive Officer, Jonathan Elster, was appointed a new director, thereby expanding the Board from eight to nine members.

The Board also voted to extend the term of the Company’s Stock Repurchase Plan, originally approved in August 2009, for another six months. Under the original Stock Repurchase Plan, the Company was authorized to purchase up to $50,000 of its common stock in the open market over a six month period. In addition to extending the term of the Plan, the Board also authorized an additional $50,000 to be available to repurchase shares under the Plan. To date, the Company has repurchased a total number of 12,433 shares under the Plan at an average price of $1.76 per share. Pursuant to the extension and dollar value increase, the maximum dollar value of shares that may yet be purchased under the Plan is now $78,083. The Plan does not obligate SED to acquire any specific number of shares and gives the Company the right to suspend or terminate it at any time.

ABOUT SED INTERNATIONAL HOLDINGS, INC.

Founded in 1980, SED International Holdings, Inc. is a multinational, preferred distributor of leading computer technology, wireless communications, consumer electronics and small appliances. The Company also offers custom-tailored supply chain management services ideally suited to meet the priorities and distribution requirements of the e-commerce, Business-to-Business and Business-to-Consumer markets. Headquartered near Atlanta, Georgia with business operations in California; Florida; Georgia; Texas; Bogota, Colombia and Buenos Aires, Argentina, SED serves a customer base of over 10,000 channel partners and retailers in the U.S. and Latin America. To learn more, please visit www.SEDonline.com; or follow us on Twitter @SEDIntl.

Statements made in this Press Release that are not historical or current facts are "forward-looking statements.” These statements often can be identified by the use of terms such as "may," "will," "expect," "believes," "anticipate," "estimate," "approximate" or "continue," or the negative thereof. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management's best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties and important factors beyond the control of the Company that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in foreign countries and failure to capitalize upon access to new markets. The Company disclaims any obligation to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. These factors and others are discussed in the "Management's Discussion and Analysis" section of the Company's Reports on Form 10-K for the fiscal year ended June 30, 2009 and Form 10-Q for the quarter ended December 31, 2009.

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